Lucky Strike Entertainment Reports Fourth Quarter and Full Year Results for Fiscal Year 2026

•Total Revenue Growth of 0.9% in Fourth Quarter 2026
•Continued expansion of Lucky Strike brand with 159 current Lucky Strike locations
•Continued efforts to deploy capital efficiently, driving long-term returns

RICHMOND, VA. August 27, 2026 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the fourth quarter and full year of fiscal year 2026, which ended on June 28, 2026.

Quarter Highlights:
•Total revenue increased 0.9% to $303.9 million versus 4Q25
•Same-Store Revenue decreased 2.5% versus 4Q25
•Net loss of $26.2 million versus net loss of $74.7 million in 4Q25
•Adjusted EBITDA of $74.1 million versus $88.7 million in 4Q25

Fiscal Year Highlights:
•Revenue increased 3.7% to $1,245.3 million versus the prior year
•Same Store Revenue decreased 0.2% versus the prior year
•Net loss of $35.8 million versus prior year net loss of $10.0 million
•Adjusted EBITDA of $333.2 million versus prior year of $367.7 million
•Added six locations during the fiscal year, five through acquisitions and one new build. Additionally, closed five underperforming locations
•Total locations in operation as of August 27, 2026, were 366

“Fiscal 2026 marked a meaningful step forward for our business, with our strongest same-store sales performance in years and clear momentum across many of our key revenue streams,” said Thomas Shannon, Founder and CEO. “Importantly, that momentum is broadening. Cumulative organic growth was positive through the first eleven months of the fiscal year, with June driving the full-year decline. Leagues grew and accelerated through the spring, food remained strongly positive, retail bowling continued to grow, and Events turned positive in late spring for the first time in years and remained positive throughout the summer. It is the strongest sustained performance we have seen from that business in a long time.”

“June temporarily interrupted that progress. The first World Cup on American soil in a generation drew millions of consumers to their screens on nights they would typically be out, resulting in sharply negative comps for the month and pulling an otherwise positive quarter and year slightly below zero. We believe it is important to distinguish that temporary disruption from the underlying health of the business. Trends improved immediately following the World Cup Final, and this headwind will not repeat next summer. At our waterparks, a cool and wet start to the summer pressured attendance, but strong pricing and disciplined cost management helped protect profitability.”

“Waterparks represented the biggest operational step forward for us this summer. A year ago, we directly managed only a couple of parks. This summer, we operated a diverse portfolio, including our newest park in

Los Angeles, and the organization executed exceptionally well. Per-capita spending increased meaningfully, labor costs declined as we aligned staffing more closely with demand, and both revenue and profitability grew substantially year over year. Importantly, the majority of the summer earnings contribution will be recognized in our September quarter.”

“I have described our business as a coiled spring, and that is exactly how we see it. We are pairing operating momentum with a structurally more disciplined approach to capital allocation. Capital expenditures are down approximately $80 million from their fiscal 2024 peak, and we expect to continue reducing capital spending as we further rationalize the portfolio and complete several existing investment programs. That creates a clear path to meaningfully higher free cash flow and accelerated deleveraging as earnings improve. As we enter fiscal 2027, our guidance is intentionally prudent and reflects the way we are approaching the current environment. We believe the combination of operating momentum, declining capital intensity and financial discipline positions us to deliver profitable growth, stronger free cash flow and a meaningfully improved balance sheet.”

Fiscal Year 2027 Guidance
We remain focused on delivering sustainable, profitable growth and creating meaningful long-term shareholder value. Our strategy is centered on accelerating revenue growth, expanding operating cash flow, and driving higher free cash flow per share through earnings growth and disciplined capital allocation. Looking ahead, our outlook reflects continued organic revenue growth, targeted investments in marketing and technology to strengthen our platform, and incremental contributions from our waterparks in FY27. Together, these initiatives position us to generate stronger cash flow, improve returns on invested capital, and build a more durable earnings growth profile.

Total Revenue Growth:     3% to 5%
Total Revenue:         $1,280M to $1,310M
Adjusted EBITDA:     $340M to $360M
Capital Expenditures:     Approximately $90M

Dividend Declaration
On August 27, 2026, the Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock for the first quarter of fiscal year 2027. The dividend will be payable on September 22, 2026, to stockholders of record on September 8, 2026.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 9:00 AM ET on August 27, 2026, in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 27, 2026, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2027 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, System modernization costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 28, 2026	June 29, 2025
Assets
Current assets:
Cash and cash equivalents	$39,360	$59,686
Accounts and notes receivable, net	10,136	7,998
Inventories, net	16,314	15,500
Prepaid expenses and other current assets	37,356	29,366
Assets held-for-sale	756	—
Total current assets	103,922	112,550

Property and equipment, net	1,237,484	944,917
Operating lease right of use assets	514,731	588,594
Finance lease right of use assets, net	324,124	507,701
Intangible assets, net	50,604	45,562
Goodwill	887,823	844,351
Deferred income tax asset	62,225	67,919
Other assets	46,508	48,145
Total assets	$3,227,421	$3,159,739

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$154,261	$145,188
Current maturities of long-term debt	9,543	10,162
Current obligations of operating lease liabilities	35,053	33,103
Earnout liability	2,163	—
Other current liabilities	5,955	5,932
Total current liabilities	206,975	194,385

Long-term debt, net	1,771,759	1,300,708
Long-term obligations of operating lease liabilities	541,360	606,692
Long-term obligations of finance lease liabilities	453,097	683,161
Long-term financing obligations	457,737	449,215
Earnout liability	—	36,183
Other long-term liabilities	55,854	56,307
Deferred income tax liabilities	4,440	4,434
Total liabilities	3,491,222	3,331,085

Commitments and Contingencies

	June 28, 2026	June 29, 2025
Temporary Equity
Series A preferred stock	$134,424	$127,325

Stockholders’ Deficit
Class A common stock	13	12
Class B common stock	6	6
Additional paid-in capital	444,103	472,889
Treasury stock, at cost	(493,676)	(457,917)
Accumulated deficit	(348,958)	(313,181)
Accumulated other comprehensive income (loss)	287	(480)
Total stockholders’ deficit	(398,225)	(298,671)
Total liabilities, temporary equity and stockholders’ deficit	$3,227,421	$3,159,739

Lucky Strike Entertainment Corporation
Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Revenues
Bowling	$128,854	$128,969	$561,581	$549,895
Food & beverage	103,843	104,821	431,066	424,214
Amusement & other	71,251	67,392	252,671	227,224
Total revenues	303,948	301,182	1,245,318	1,201,333

Costs and expenses
Location operating costs, excluding depreciation and amortization	103,976	114,083	401,193	375,573
Location payroll and benefit costs	77,029	70,202	310,950	284,131
Location food and beverage costs	23,841	23,171	96,557	94,553
Selling, general and administrative expenses, excluding depreciation and amortization	40,884	32,736	150,867	143,173
Depreciation and amortization	33,508	40,426	129,270	156,852
Loss on impairment and disposal of fixed assets, net	16,908	6,210	22,128	10,905
Other operating (income) expense, net	(1,792)	(829)	(2,441)	(1,041)
Total costs and expenses	294,354	285,999	1,108,524	1,064,146

Operating income	9,594	15,183	136,794	137,187

Other (income) expenses
Interest expense, net	51,089	49,492	205,342	196,371
Change in fair value of earnout liability	(2,847)	(13,995)	(34,033)	(101,484)
Other expense	5	—	4,939	817
Total other expense	48,247	35,497	176,248	95,704

(Loss) income before income tax (benefit) expense	(38,653)	(20,314)	(39,454)	41,483

Income tax (benefit) expense	(12,479)	54,402	(3,677)	51,505
Net loss	$(26,174)	$(74,716)	$(35,777)	$(10,022)

Lucky Strike Entertainment Corporation
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net cash (used in) provided by operating activities	$(11,957)	$22,454	$103,896	$177,221
Net cash used in investing activities	(23,583)	(53,899)	(453,265)	(220,311)
Net cash provided by financing activities	16,144	11,935	328,452	35,860
Effect of exchange rate changes on cash	102	108	591	(56)
Net decrease in cash and cash equivalents	(19,294)	(19,402)	(20,326)	(7,286)

Cash and cash equivalents at beginning of period	58,654	79,088	59,686	66,972

Cash and cash equivalents at end of period	$39,360	$59,686	$39,360	$59,686

Balance Sheet and Liquidity
As of June 28, 2026 and June 29, 2025, our calculation of net debt was as follows:

(in thousands)	June 28, 2026	June 29, 2025
Cash and cash equivalents	$39,360	$59,686
Bank debt and loans	1,808,584	1,321,790
Net debt	$1,769,224	$1,262,104

As of June 28, 2026 and June 29, 2025, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	June 28, 2026	June 29, 2025
Cash and cash equivalents	$39,360	$59,686
Revolver Capacity	425,000	335,000
Amounts outstanding on Revolver	(100,000)	(30,000)
Revolver capacity committed to letters of credit	(24,122)	(22,422)
Total cash on hand and revolving borrowing capacity	$340,238	$342,264

GAAP to non-GAAP Reconciliations

	Three Months Ended		Fiscal Year Ended
(in thousands)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Total Revenue - Reported	$303,948	$301,182	$1,245,318	$1,201,333

less: Service Fee Revenue	(456)	(634)	(2,090)	(2,464)

Revenue Excluding Service Fee Revenue	$303,492	$300,548	$1,243,228	$1,198,869

less: Non-Location Related (including Closed Locations)	(6,276)	(9,303)	(21,097)	(31,802)

Total Location Revenue	$297,216	$291,245	$1,222,131	$1,167,067

less: Acquired Revenue	(13,107)	—	(107,125)	(49,831)

Same Store Revenue	$284,109	$291,245	$1,115,006	$1,117,236

% Year-over-Year Change
Total Revenue – Reported		0.9%		3.7%
Total Revenue excluding Service Fee Revenue		1.0%		3.7%
Total Location Revenue		2.1%		4.7%
Same Store Revenue		(2.5)%		(0.2)%

	Adjusted EBITDA Reconciliation
	Three Months Ended		Fiscal Year Ended
(in thousands)	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Consolidated
Revenue	$303,948	$301,182	$1,245,318	$1,201,333
Net loss - GAAP	(26,174)	(74,716)	(35,777)	(10,022)
Net loss margin	(8.6)%	(24.8)%	(2.9)%	(0.8)%
Adjustments:
Interest expense	51,122	49,492	206,635	196,371
Income tax (benefit) expense	(12,479)	54,402	(3,677)	51,505
Depreciation and amortization	34,051	40,776	130,961	158,527
Loss on impairment, disposals, and other charges, net (1)	21,055	23,920	27,848	28,615
Share-based compensation	3,315	3,677	12,627	21,632
Closed location EBITDA (2)	1,384	(591)	3,599	3,054
Transactional and other advisory costs (3)	2,495	5,353	18,059	17,117
System modernization costs (4)	1,531	—	4,694	—
Changes in the value of earnouts (5)	(2,847)	(13,995)	(34,033)	(101,484)
Other, net (6)	618	409	2,272	2,372
Adjusted EBITDA	$74,071	$88,727	$333,208	$367,687
Adjusted EBITDA Margin	24.4%	29.5%	26.8%	30.6%

(1)For the fiscal year and period ended June 29, 2025 reflects a change in estimate in our self-insurance reserves related to claims that occurred prior to the beginning of the fiscal year, which resulted in a non-cash self-insurance reserve adjustment of $17,710. Also includes non-cash expenses related to impairments, disposals, and asset write-offs.
(2)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(3)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(4)The adjustment for system modernization costs represents non-capitalizable third-party consulting, professional, and related costs incurred on discrete initiatives to modernize the Company's technology platforms. They are incremental to, and not part of, the Company's normal, recurring operating expenses. The adjustment excludes depreciation and amortization, recurring software subscription and licensing fees, and costs to operate, support, or maintain the platforms after the applicable initiatives are complete. For the fiscal year ended June 28, 2026, these costs related principally to a discrete initiative to modernize the Company's customer relationship management (CRM) platform.
(5)The adjustment for changes in the value of earnouts is to remove the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(6)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) severance expense, and (iii) other individually de minimis expenses.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com